 As filed with the Securities and Exchange Commission on May 5, 2016

Registration No. 333-71577

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1

To

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RITCHIE BROS. AUCTIONEERS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

9500 Glenlyon Parkway Burnaby, British Columbia
Canada V5J 0C6
(778) 331-5500
(Address of Principal Executive Offices)

1999 Employee Stock Purchase Plan

(Full title of the plan)

Ritchie Bros. Auctioneers (America) Inc.

15500 Eastex Frwy

Humble, Texas 77396

Telephone: (713) 445-5200

(Name, address and telephone number, including area code, of agent for service)

With a copy to

Christopher L. Doerksen

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104

(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory note

The registrant is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Amendment”) in order to deregister any and all securities originally registered by the registrant, and which remain unsold as of the date hereof, pursuant to the Registration Statement on Form S-8 (No. 333-71577), filed with the Securities and Exchange Commission on February 2, 1999 (the “Registration Statement”). Ritchie Bros. Auctioneers Incorporated (the “Company”) has filed a new registration statement on Form S-8 to register certain securities pursuant to the plan, as amended.

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

2

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on this 3rd day of May, 2016.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Sharon R. Driscoll
	Name:	Sharon R. Driscoll
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ravi K. Saligram	Chief Executive Officer, Director and	May 3, 2016
Ravi K. Saligram	Authorized Representative in the United States (Principal Executive Officer)

/s/ Sharon R. Driscoll	Chief Financial Officer (Principal Financial	May 3, 2016
Sharon R. Driscoll	Officer and Principal Accounting Officer)

/s/ Beverley A. Briscoe	Chair of the Board	May 3, 2016
Beverley A. Briscoe

/s/ Robert G. Elton	Director	May 3, 2016
Robert G. Elton

/s/ Erik Olsson	Director	May 3, 2016
Erik Olsson

/s/ Eric Patel	Director	May 3, 2016
Eric Patel

/s/ Edward B. Pitoniak	Director	May 3, 2016
Edward B. Pitoniak

/s/ Christopher Zimmerman	Director	May 3, 2016
Christopher Zimmerman

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 1999 Employee Stock Purchase Plan) have duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on this 3rd day of May, 2016.

ADMINISTRATOR

By:	/s/ Darren Watt
	Name:	Darren Watt
	Title:	General Counsel & Corporate Secretary